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                                                                   Exhibit 10.78

                         EXTRACT FROM THE MINUTES NO. 14
                   Of the Meeting of the Forest Use Commission
                            Dated September 15, 2000

                                                                      Khabarovsk

4. Considered: About lessees's applications concerning discrepancy between the leased exploitable timber inventory and available exploitable inventory at the given area. Resolved:

4.1. To agree with the proposals of Forest Administration of Khabarovsk territory to reduce the volume of annual timber output at a number of the leased areas basing on calculations of the Far East State Forest Agency as well as to obtain more specific information of condition of forest areas as a result of changes after forest fires of 1998. To provide continuity and inexhaustibility of forest use:

4.2. To reduce the annual timber output at the territory leased by JSC "Forest-Starma" in Tumninskiy leskhoz by 161 thousand cubic meters having fixed it in volume of 154 thousand cubic meters including:
- 1 group forests - 21 thousand cubic meters;
- 3 group forests - 133 thousand cubic meters.

To consider as voided the resolution of the territorial forest use commission dated November 5, 1997 (Minutes No. 25) concerning volume of the annual timber output at the forest areas leased by JSC "Forest-Starma" in Tumninskiy leskhoz.

To reduce the annual timber output at the territory leased by JSC
"Forest-Starma" in Vysokocornyio leskhoz by 77 thousand cubic meters having fixed it in the volume of 163 thousand cubic meters.

To consider as voided the resolution of the territorial forest use commission dated November 5, 1997 (Minutes No, 25) concerning volume of the annual timber output at the forest areas leased by "Forest-Starma" in Vysokogorniy leskhoz.

4.6. The lessees and leskhozes mentioned in points 4.2-4.5 of this resolution will include the respective amendments in the lease agreements and register them in legal agencies in accordance with the procedure.

Deputy Chairman of the Commission
Director of Natural Resources And Raw Materials
Industry Department of the
Khabarovsk Territory Administration     /s/ G. E. Pocherevin     G.E. Pocherevin


Secretary of the Commission             /s/ V.N. Nistratov       V.N. Nistratov